Exhibit 10.1

                  Baan Business Partner Authorization Agreement
   ______________________________________________________________________

   Reseller Name
   This authorization is intended by the Reseller name above as an addition and amendment to any other terms and conditions of sales to which they may mutually agree with regard to Reseller purchase of products supplied by Baan. If Baan approved Distributor's sale of these products to Reseller, Baan will be regarded as a third-party beneficiary of the agreements and commitments made herein. Subject to such approval, and for good and valuable consideration, including Distributor's willingness to sell these products to Reseller, Reseller certifies and agrees as follows:

   A. The following limitations will apply to approved Reseller sales activity:

        1. Reseller will not advertise, promote Baan products outside any geographic or vertical area(s) recognized and agreed to in writing by Baan.
        2. Reseller will sell Baan products only to end-user customers (other than Reseller's corporate parent, division, or any subsidiary of corporate parent) in North America for use in North America.
        3.   Target Market
        4.   Quota

   Relationships
   A. Distributor and Reseller are independent contractors engaged in purchasing Baan products for resale to their respective customers. Neither Distributor nor Reseller is an agent or legal representative of Baan for any purpose, and neither has any authority to act for, bind or commit Baan.

   B. Neither Distributor nor Reseller has any authority to make any commitment on behalf of Baan with respect to quantities, deliveries, modifications, interfacing capability, suitability of software, or suitability in specific applications. Reseller has no authority to modify the warranty offered with Baan products. Reseller will indemnify Distributor and Baan from liability for any modified warranty or other commitment by Reseller.

   C. Reseller will not represent itself in any way that implies Reseller is an agent or branch of Baan. Reseller will immediately change or discontinue any representation or business practice found to be misleading or deceptive by Distributor or Baan.

   D. For the term of this authorization, software only Resellers will only be authorized to purchase Baan products from Distributor.

   E. If software only Reseller's relationship with Distributor is terminated during the term of this authorization, Reseller may only change its purchasing relationship to another Distributor once during the remaining term.

   F.   This authorization is effective upon notice of approval by Baan.
        This authorization will expire automatically upon the earliest of the following dates: the "anniversary date" of any agreement between Baan, or 12 months from the date of Baan's notice of approval.

   G. Baan may, from time to time, give Reseller written notice of amendments to this authorization. Any such amendment will automatically become a part of this authorization 30 days from the date of the notice, unless otherwise specified in the notice.

   H. Any change in the Reseller's vertical market(s), primary reselling geography, must be approved in writing by Baan.

   I. Baan, Distributor or Reseller may terminate this authorization without cause at any time upon 30 days written notice or with cause at any time upon 15 days written notice.

   J. This authorization will terminate immediately if Reseller ceases to have a buying relationship with Distributor, or Baan's agreement with Distributor terminates.

   K. Upon expiration without renewal or termination of this authorization for any reason, Reseller will immediately cease to be a Baan Reseller and will refrain from representing itself as such and from using any Baan trademark or trade name.

   L. Upon expiration without renewal or termination of this authorization, all rights to any accrued Baan market expansion funds will automatically lapse.

   Reseller Obligations
   A. At Baan's discretion, and upon reasonable notice to Reseller, Baan or Baan's designate will be given on-site access to Reseller's customer lists, mailing lists, customers satisfaction files, inventory records, invoices, and other books and records of account as necessary to enable Baan to verify and audit Reseller's compliance with the terms of this authorization. Failure to comply with Baan's request will be considered a repudiation of this authorization justifying Baan's termination of this authorization.

   B. The following criteria apply to all Resellers in order to obtain and maintain Baan authorization to sell Baan products.

        1. Reseller must comply with all training requirements designated by Baan on each product line the Reseller carries.

        2. Reseller's sale of "Baan Software Support Options" and other support services to its end-user customers is subject to the terms and conditions set forth in the applicable Baan support reference materials.

        3. Reseller is responsible for maintaining support services for the added-value portion of the system.

        4. Reseller will provide the following information to Distributor (or upon request to Baan), at time of order or prior to shipment of Baan products to end-user customer:

             a.   Name and address of end-user customer

             b.   Ship date of Baan products to end-user customer

             c.   Baan product numbers and serial numbers

             d. Primary and alternate end-user customer Response Center caller

             e.   Other information which Baan may reasonably require

   Licensing
   A. Unless prior written consent is obtained from Baan, Reseller will not copy or modify any Baan materials supplied through Distributor, except that software materials may be copied for archival purposes, to replace a defective copy, or for program error verification. Reseller will not remove, omit, or alter any label or copyright notice on these materials.

   B. Reseller is granted the right to distribute software materials supplied by Baan in accordance with the Software License Agreement attached hereto. Reseller may also use the materials for demonstration purposes in accordance with that Software License Agreement.

        1. Where an end-user agreement is supplied with the software, the user must sign the agreement or indicate acceptance by opening the media package in order to obtain a license to use the software. Use of the software will be subject to the terms of the agreement.

        2. Where the software is designated as confidential or trade secret in its license terms, Reseller will safeguard the software in accordance with industry standards and applicable law, using the same degree of care to prevent unauthorized disclosure as it uses with its own trade secrets and those of other suppliers.

   Trademarks; Logos; Trade Names
   A. From time to time, Baan may authorize Reseller in writing to use one or more designated Baan trademarks, logotypes, trade names, and insignia (Baan Marks). Reseller is authorized, upon Baan's execution of this authorization to use the Baan Mark, known as the Baan Solution Partner Insignia. Reseller may use the Baan Marks solely in connection with the sales, advertisement, and promotion of the Baan products purchased from Distributor. Any use of the Baan Marks must be in good taste, in a manner that preserves their value as Baan Marks, and in accordance with all standards and guidelines provided by Baan for their use.

   B. Reseller will not use any Baan Mark or symbol in a way that may imply that Distributor or Reseller is an agency or branch of Baan. Upon Baan's request, Reseller will discontinue the use of any Baan Mark or symbol. Any rights or purported rights in any Baan Marks acquired through Distributor's or Reseller's use belong solely to Baan. All rights to use the Baan Marks shall cease upon expiration or termination of this authorization, at which time Reseller will immediately cease to be a Baan authorized Baan Business Partner and will refrain from representing itself as such.

   C.   Reseller agrees not to resell demonstration Baan products.

   Authorized Signatures
   The exhibit listed below is attached to and made part of this authorization:

   Reseller

   Authorized signature:    /s/ Thomas M. Dykstra
   ------------------------------------------------------------------------
   Date:                    2/10/98
   ------------------------------------------------------------------------
   Print name:              Thomas M. Dykstra
   ------------------------------------------------------------------------
   Title:                   CTO/VP
   ------------------------------------------------------------------------

   Distributor

   Company name:            Pioneer-Standard Electronics, Inc.
   ------------------------------------------------------------------------
   Authorized signature:    /s/ William J. Macchione
   ------------------------------------------------------------------------
   Date:                    4/10/98
   ------------------------------------------------------------------------
   Print name:              William J. Macchione
   ------------------------------------------------------------------------
   Title:                   Corporate Marketing Manager
   ------------------------------------------------------------------------

   Baan hereby approves Reseller as an authorized Reseller of Baan products through Distributor named herein.


   Baan Company

   Authorized signature:    /s/ Lou Sassano
   ------------------------------------------------------------------------
   Date:                    4-10-98
   ------------------------------------------------------------------------
   Printed name:            Lou Sassano
   ------------------------------------------------------------------------
   Title:                   Dir. Channel Development
   ------------------------------------------------------------------------

   TARGET MARKET: (City & State) Michigan, Illinois, Wisconsin, Minnesota, Iowa, Missouri, Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, New York, Pennsylvania, Virginia, North Carolina, South Carolina, Florida, Ohio, Indiana

   APPROVED QUOTA: 1,200 Seats by December 31, 1998 (not including installed-base migrations)

                             ADDENDUM NUMBER ONE TO

                             RESELLER AUTHORIZATION

   This is Addendum Number One (the "Addendum") dated 4/10/98 to that certain Authorization dated 4/10/98 (the "Agreement"), by and between Effective Management Systems, Inc. ("Reseller") and Baan MidMarket Solutions, LLC. ("Baan").

   In consideration of the mutual covenants set forth herein and in the Authorization, Reseller and Baan agree as follows:

   Priority. The parties agree that the Authorization is hereby amended as set forth in this Addendum Number One. Any inconsistency between this Addendum and the Authorization shall be resolved in favor of the intent of the parties as expressed by this Addendum. Terms used herein with the initial letter capitalized which are not otherwise defined herein, shall have the meaning given said terms in the Authorization. The Authorization as amended by this Addendum Number One shall remain in full force and effect.

   Reseller Name

   Section A.1.   At the end of the Section after "agreed to in writing by
   Baan" insert "with the following three exceptions:

        1. Reseller can advertise and promote any value added product that Reseller has developed to function in conjunction with the Baan product. In such advertisement or promotion, Reseller can state that the Reseller is a Baan Reseller and that the Reseller's value added product functions in conjunction with the Baan product.
        2. Reseller can create and distribute an introductory marketing piece that may be sent to Reseller's existing user base outside the territories stated in A.3 below, in an effort to educate the user base as to the new offerings and status of Reseller's business.
        3. Reseller can advertise and promote their Baan-related services to their existing user base outside the territories stated in A.3 below, with the prior consent of Baan management and if it is in conjunction with a Baan sponsored or supported marketing program targeted at the Reseller existing user base."

   Relationships

   Section F. Delete the Section in its entirety and replace with the following: "This authorization is effective upon notice of approval by Baan, and shall remain in effect for an initial term of one (1) year.
   This Authorization will automatically renew at the end of the initial term and any subsequent term for a renewal term of one (1) year, unless terminated by either Baan, Distributor or Reseller in accordance with the terms set forth in this agreement."

   Paragraph G. At the end of the Section insert "It is Baan's general purpose to make such changes as are reasonably necessary to improve Baan's reseller program, in Baan's sole opinion. The intent of changes to the program is not to negatively impact any reseller."

   Paragraph I.  Delete "30 days" and insert "180 days".

   Section J. At the end of this Section, after "terminates" insert a period. Insert the following sentence at the end of the Section: "If Baan's agreement with Distributor is terminated, Reseller may immediately apply with another approved Baan Distributor, and a new Authorization may need to be executed."

   Reseller Obligations

        Section A. After the phrase "Baan's designate will be given on-site access to Reseller's" insert the phrase "Baan-related". In the second sentence after the phrase "the terms of this Authorization" insert the phrase "is mandatory". At the end of the Section insert "Baan shall use reasonable care to prevent any unauthorized disclosures of any Reseller confidential information which Baan may have access to pursuant to this Section. Baan shall use the same degree of care in protecting Reseller's trade secrets as it would use with its own trade secrets."

   Licensing

   Section B.2.   Delete "reseller" and insert "Reseller".

   At the end of the Authorization, insert the following:

   "Miscellaneous

        A. Baan recognizes that Reseller has considerable Hot Line Telephone Support resources and capability. Both Baan and Reseller may wish to exploit this capability to rapidly penetrate the market for companies in the $10-100mm sales range with the Baan product. To this end, Baan and Reseller agree to investigate opportunities to use Reseller resources either as a subcontracting resource to Baan, or as a direct supplier of Hot Line Telephone Support to Reseller's new and existing customers that have licensed the Baan Software.

        B. Baan recognizes the urgency of creating a program for the migration of Reseller's customers to the Baan Product. Therefore, Baan and Reseller will use reasonable best efforts to create and announce, prior to April 30, 1998, a migration promotion for new and existing Reseller customers, such that they will have an attractive growth path from the Reseller product line to the Baan product. This promotion should allow the Reseller customer to migrate at their option.

        C. Baan and Reseller will use best efforts to meet within the next thirty (30) days to discuss the possibility of providing Reseller with a current copy of the Baan source code, and keeping Reseller current on any new releases.

   IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first written above.

   Effective Management Systems, Inc.      Baan U.S.A., Inc.

   By: /s/ Thomas M. Dykstra               By: /s/ Lou Sassano

   Name: Thomas M. Dykstra                 Name: Lou Sassano

   Title:  CTO/VP                          Title: Dir. Channel Development


   Distributor: Pioneer-Standard Electronics, Inc.

   By: /s/ William J. Macchione

   Name: William J. Macchione

   Title: Corporate Marketing Manager